UHY VOCATION HK CPA LIMITED
Chartered Accountants
Certified Public Accountants

Managing Directors :

DAVID T. K. NG BTH, MCOM, CA(AUST.), ACA, FCCA, FAIA, FCPA, FCIS, FHKIoD, MSCA, CIA, FTIHK, HKRFP, JP(NSW)
吳梓堅會計師

S. T. YUEN MBA, ACA, FCCA, ACIS, CPA, FHKIoD, FTIHK, MIIA, HKRFP
原樹堂會計師

Pang Hon Chung MBA, DipMS, FCCA, CGA, ACA, CPA(Practising)
彭漢中會計師

3/F., Malaysia Building,
50 Gloucester Road, Wanchai,
HONG KONG.
Tel : (852) 2332 0661(18 lines)
Fax : (852) 2332 0304, 2388 2086
E-mail : cpa@uhy-hk.com

天職香港會計師事務所有限公司
香港灣仔告士打道五十號
馬來西亞大廈三字樓
電話：二三三二零六六一
傳真：二三三二零三零四
傳真：二三八八二零八六

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Prospectus, constituting part of the Registration Statement on Amendment No. 2 to the Form F-1 ("Registration Statement") of Golden Green Enterprises Limited of our report dated July 13, 2009 with respect to the consolidated financial statements of Golden Green Enterprises Limited as of and for the years ended December 31, 2008 and 2007 which appears in such Registration Statement. We further consent to the inclusion of our report dated July 13, 2009 with respect to the consolidated financial statements of Henan Green Complex Materials Co., Ltd. as of and for each of the years in the years ended December 31, 2008, 2007 and 2006 which appears in such Registration Statement. We also hereby consent to the references to our firm under the caption "Experts" in such Registration Statement.

UHY Vocation HK CPA Limited

UHY VOCATION HK CPA Limited,
Hong Kong, People's Republic of China.

October 30, 2009